Exhibit 28(j)

Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Prospectus and the Statement of Additional Information of the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), the USCF Gold Strategy Plus Income ETF (“GLDX"), the USCF Midstream Energy Income Fund (“UMI”), and the USCF Dividend Income Fund (“UDI”) (each a series of the USCF ETF Trust, the “Trust”, and collectively, the “Funds”), as of our report dated August 29, 2022 relating to the consolidated statements of assets and liabilities (SDCI) and (GLDX), and the statements of assets and liabilities (UMI) and (UDI), including the consolidated schedule of investments (SDCI) and (GLDX), and schedule of investments (UMI) and (UDI) as of June 30, 2022, and the related consolidated statements of operations for the year ended June 30, 2022, changes in net assets for the years ended June 30, 2022 and 2021, and financial highlights for the years ended June 30, 2022, 2021, 2020 and 2019 and the period from inception (May 2, 2018) through June 30, 2018 (SDCI), and the related statements of operations for the period from inception (November 2, 2021) through June 30, 2022, changes in net assets for the period from inception (November 2, 2021) through June 30, 2022, and financial highlights for the period from inception (November 2, 2021) through June 30, 2022 (GLDX), and the related statements of operations for the year ended June 30, 2022, changes in net assets for the year ended June 30, 2022 and period from inception (March 23, 2021) through June 30, 2021, and financial highlights for the year ended June 30, 2022 and the period from inception (March 23, 2021) through June 30, 2021 (UMI), and the related statements of operations for the period from inception (June 7, 2022) through June 30, 2022, changes in net assets for the period from inception (June 7, 2022) through June 30, 2022, and financial highlights for the period from inception (June 7, 2022) through June 30, 2022 (UDI), and the related notes and schedules and to the reference to our Firm as the Fund’s “independent registered public accounting firm”.

/s/ Spicer Jeffries LLP

Denver, Colorado
October [27], 2022